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                                                                     Exhibit 3.3

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

     THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

     FIRST: The name of the limited partnership is Blue Bar, L.P.

     SECOND: The address of the registered office of the Partnership in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

     THIRD: The name and mailing address of the sole general partner is Blue Steel Corporation, 200 Park Avenue, 58/th/ Floor, New York, New York 10166.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of July 9, 2002.


                                                    GENERAL PARTNER:

                                                    BLUE STEEL CORPORATION


                                                    By:  /s/ Michael Psaros
                                                         -----------------------
                                                         Name: Michael Psaros
                                                         Title: President